Exhibit 99.1

Woodward L’Orange

Statement of Assets Acquired and Liabilities Assumed

Woodward L’Orange

Statement of Assets Acquired and Liabilities Assumed

Table of Contents

Page
Independent Auditors’ Report	2
Statement of Assets Acquired and Liabilities Assumed at June 1, 2018	3
Notes to Statement of Assets Acquired and Liabilities Assumed	4

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of Woodward, Inc.

Fort Collins, Colorado

We have audited the accompanying statement of assets acquired and liabilities assumed of the acquired L’Orange business (the “Woodward L’Orange Entities” or the "Company") as of June 1, 2018, and the related notes (the "financial statement").

Management's Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of this financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.  An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of the Woodward L’Orange Entities as of June 1, 2018, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As described in Note 1 to the financial statement, the purchase accounting included in the accompanying financial statement was prepared based on preliminary fair values as of the date of acquisition (June 1, 2018) for the purpose of complying with Rule 3-05 and Article 11 of the Securities and Exchange Commission’s Regulation S-X. The financial statement is not intended to be a complete presentation of the financial position or results of operations of the Woodward L’Orange Entities. Our opinion is not modified with respect to this matter.

/s/  Deloitte & Touche LLP

Denver, Colorado

August 17, 2018

WOODWARD L’ORANGE

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

(In thousands)

June 1, 2018
ASSETS ACQUIRED
Current assets:
Cash and cash equivalents	$9,286
Accounts receivable	26,538
Inventories	72,652
Other current assets	1,385
Total current assets	109,861
Property, plant and equipment	89,836
Goodwill	261,774
Intangible assets	567,626
Total assets acquired	$1,029,097
LIABILITIES ASSUMED
Current liabilities	$40,363
Deferred income tax liabilities	167,959
Other noncurrent liabilities	40,420
Total liabilities assumed	248,742
Net assets acquired	$780,355

See accompanying notes to the Statement of Assets Acquired and Liabilities Assumed

WOODWARD L’ORANGE

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

JUNE 1, 2018

(In thousands)

Note 1.  Basis of presentation and summary of significant accounting policies

On April 8, 2018, Woodward, Inc. (“Woodward”), and its wholly-owned subsidiary, Woodward Aken GmbH (collectively, the “Purchasers”), entered into a Share Purchase Agreement (the “L’Orange Agreement”) with MTU Friedrichshafen GmbH (“MTU”) and MTU America Inc. (together with MTU, the “Sellers”), both of which were subsidiaries of Rolls-Royce PLC (“Rolls-Royce”).  Pursuant to the L’Orange Agreement, the Purchasers agreed to acquire all of the outstanding shares of stock of L’Orange GmbH, together with its wholly-owned subsidiaries in China and Germany, as well as all of the outstanding equity interests of its affiliate, Fluid Mechanics LLC, and their related operations (collectively, “L’Orange”), for total consideration (including cash consideration and the assumption of certain liabilities) of €700,000, or approximately $811,000 based on the foreign currency exchange rate as of the date.   The transactions contemplated by the L’Orange Agreement were completed on June 1, 2018 and L’Orange became a subsidiary of Woodward (now, “Woodward L’Orange” or the “Company”).

Woodward L’Orange is a supplier of fuel injection systems for industrial diesel, heavy fuel oil and dual-fuel engines.  Woodward L’Orange supplies fuel injection technology for engines that power a wide range of industrial applications including marine power and propulsion systems, special-application vehicles, locomotives, oil and gas processing, and power generation.  Woodward L’Orange serves many large specialist diesel engine manufacturers, including Rolls-Royce Power Systems’ subsidiaries, MTU and Bergen Engines, and other low to high speed engine builders.

Basis of presentation

The accompanying financial statement is not a complete set of financial statements, but rather it presents the net assets acquired and liabilities assumed in the acquisition of L’Orange at fair value as of June 1, 2018, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, “Business Combinations.”  Woodward utilized the services of an independent valuation consultant, along with estimates and assumptions provided by management, to estimate the fair value of the assets acquired and liabilities assumed.  The purchase price allocation of the assets acquired and liabilities assumed is preliminary until contractual post-closing working capital adjustments are finalized and the final independent valuation report is issued.

In accordance with a request for relief granted by the Securities and Exchange Commission (“SEC”), the Statement of Assets Acquired and Liabilities Assumed of Woodward L’Orange on the basis of Woodward’s allocation of the purchase price is provided in lieu of certain historical financial information of Woodward L’Orange required by Rule 3-05 and Article 11 of SEC Regulation S-X.

The allocation of the purchase price to the assets acquired and liabilities assumed was accounted for under the purchase method of accounting in accordance with ASC 805.  Assets acquired and liabilities assumed in the transaction were recorded at their estimated acquisition date fair values, while transaction costs associated with the acquisition were expensed as incurred.  Woodward’s preliminary allocation was based on an evaluation of the appropriate fair values and represents management’s best estimate based on available data.

Woodward is in the process of finalizing valuations of current assets, property, plant and equipment (including estimated useful lives), goodwill, intangible assets (including estimated useful lives), and all current and noncurrent liabilities other than the valuation of the pension obligation, the valuation of which is complete.  Additionally, Woodward is finalizing the projected combined future tax rate to be applied to the valuation of assets, which could impact the valuation of goodwill and intangible assets.  The final determination of the fair value of assets and liabilities will be completed within the one year measurement period as allowed by ASC 805.

Summary of significant accounting policies

Use of estimates:    The preparation of financial statements in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) requires management to use estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and certain financial statement disclosures.  Significant estimates in the Statement of Assets Acquired and Liabilities Assumed (the “Statement”) include net realizable value of inventories, warranty reserves, useful lives of property and identifiable intangible assets, the provision for income tax and related valuation reserves, assumptions used in the determination of the funded status of pension benefit plans, and contingencies.  Actual results could differ from these estimates.

Foreign currency exchange rates:  The assets and liabilities of Woodward L’Orange outside the United States are translated at the appropriate fixed exchange rates at acquisition.

Accounts receivable:  Trade accounts receivable were initially recorded at fair value on the date of purchase.

Inventories:  Inventories were initially recorded at fair value, which establishes a new cost basis, on the date of purchase.  Estimated values for the inventory acquired was subject to reliable estimates, as of the acquisition date, of future sales volumes, replacement costs, costs of selling effort, anticipated selling prices, normal profit margins, and the percent complete and the costs to complete work-in-process inventory.

Property, plant and equipment:  Property, plant and equipment were recorded at fair value, which establishes a new cost basis, on the date of purchase.  Estimated values for the acquired property, plant and equipment were based on current market values and replacement costs of similar assets.  Assets are generally depreciated using the straight-line method over the following estimated useful life of the assets:

Land improvements	6 - 10 years
Buildings and improvements	10 - 40 years
Leasehold improvements	3 - 10 years
Machinery and production equipment	4 - 20 years
Computer equipment and software	1 - 10 years
Office furniture and equipment	2 - 13 years
Other	4 - 13 years

Goodwill:    The preliminary purchase price allocation resulted in the recognition of $261,774 of goodwill.  Only the portion of goodwill which relates to the U.S. operations of Woodward L’Orange is expected to be deductible for tax purposes.  The goodwill represents the estimated value of potential expansion with new customers, the opportunity to further develop sales opportunities with new customers, other synergies including supply chain savings expected to be achieved through the integration of Woodward L’Orange with Woodward’s Industrial segment, and intangible assets that do not qualify for separate recognition, such as value of the assembled Woodward L’Orange workforce that is not included within the estimated value of the acquired backlog and customer relationship intangible assets.

Goodwill is tested for impairment at the reporting unit level on an annual basis and more often if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount.  The impairment tests consist of comparing the fair value of each reporting unit with its carrying amount that includes goodwill.  If the carrying amount of the reporting unit exceeds its fair value, the Company compares the fair value of goodwill with the recorded carrying amount of goodwill.  If the carrying amount of goodwill exceeds the fair value of goodwill, an impairment loss would be recognized to reduce the carrying amount to its fair value.

Other intangibles:  Other intangibles are recognized apart from goodwill whenever an acquired intangible asset arises from contractual or other legal rights, or whenever it is capable of being separated or divided from the acquired entity and sold, transferred, licensed, rented, or exchanged, either individually or in combination with a related contract, asset, or liability.  Most of Woodward L’Orange’s intangibles have an estimated useful life and are being amortized using patterns that reflect the periods over which the economic benefits of the assets are expected to be realized.  Amortization expense is allocated to cost of goods sold and selling, general, and administrative expenses based on the nature of the intangible asset.  Impairment losses are recognized if the carrying amount of an intangible is both not recoverable and exceeds its fair value.  Estimated lives over which intangible assets are amortized as of June 1, 2018 were as follows:

	Weighted-Average Useful Life	Amortization Method
Intangible assets with finite lives:
Customer relationships and contracts	22 years	Straight-line
Process technology	21 years	Straight-line
Backlog	1 year	Accelerated
Other	3 years	Straight-line
Intangible asset with indefinite life:
Trade name	Indefinite	Not amortized

Postretirement benefits:  The defined benefit pension obligations of L’Orange’s defined benefit pension plans were assumed in the acquisition of L’Orange.  The Woodward L’Orange defined benefit pension plans are unfunded; therefore, the amount recognized in the Statement is equal to the benefit obligation.  For financial reporting purposes, net periodic benefits expense and related obligations are calculated using a number of significant actuarial assumptions.  Changes in net periodic expense and funding status may occur in the future due to changes in these assumptions.  The benefit obligation is the projected benefit obligation.  The projected benefit obligation is the actuarial present value as of the measurement date of all benefits attributed by the plan benefit formula to employee service rendered before the measurement date using assumptions as to future compensation levels if the plan benefit formula is based on those future compensation levels.  The accumulated benefit obligation is the actuarial present value of benefits (whether vested or unvested) attributed by the plan benefit formula to employee service rendered before the measurement date and based on employee service and compensation, if applicable, prior to that date.  The accumulated benefit obligation differs from the projected benefit obligation in that it includes no assumption about future compensation levels.    As of June 1, 2018, the total liability recognized by the Company associated with the Woodward L’Orange defined benefit pension plans was $38,998, of which $1,143 was considered current.

 Income taxes:  Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of Woodward L’Orange’s assets, liabilities, and certain unrecognized gains and losses recorded in accumulated other comprehensive (losses) earnings.  Evaluation of the validity of tax positions taken by the Sellers are subject to management judgment.

Note 2.  Inventories

The components of inventories are as follows:

June 1, 2018
Raw materials	$20,432
Work in progress (2)	21,992
Component parts (1)	15,385
Finished goods (2)	14,843
$72,652

(1)	Component parts include items that can be sold separately as finished goods or included in the manufacture of other products.
(2)

Inventories include a $15,084 adjustment to state work in progress and finished goods inventories at their fair value as of the acquisition date.  The inventory fair value adjustment is being recognized as a non-cash increase to cost of goods sold ratably over the estimated inventory turnover period, with the entire $15,084 fair value adjustment expected to be recognized in cost of goods sold during the year ending September 30, 2018.

Note 3. Property, plant and equipment

The components of property and equipment are as follows:

June 1, 2018
Land and land improvements	$6,182
Buildings and building improvements	19,641
Machinery and production equipment	55,844
Computer equipment and software	944
Office furniture and equipment	1,993
Other	355
Construction in progress	4,877
$89,836

Note 4. Intangibles

As summary of the intangible assets acquired follows:

June 1, 2018
Intangible assets with finite lives:
Customer relationships and contracts	$388,705
Process technology	73,100
Backlog	40,611
Other	232
Intangible asset with indefinite life:
Trade name	64,978
Total	$567,626

Future amortization expense associated with intangible assets with finite lives is expected to be:

Year Ending September 30:
2018 (remaining)	$18,857
2019	35,166
2020	20,100
2021	21,890
2022	22,259
Thereafter	384,376
$502,648

Note 5. Assumed liabilities

Assumed liabilities consist of the following:

June 1, 2018
Accounts payable	$15,264
Salaries and other member benefits	10,168
Warranties	5,863
Accrued expenses	5,046
Income taxes payable	2,879
Current portion of defined benefit pension liability	1,143
Current liabilities	40,363
Deferred income taxes	167,959
Noncurrent portion of defined benefit pension liability	37,855
Other noncurrent liabilities	2,565
Total liabilities assumed	$248,742

Note 6. Income Taxes

The Statement includes certain deferred tax assets and liabilities, primarily related to timing differences between book and tax for intangible assets, fixed assets, pension, and inventory.  The majority of the deferred tax assets and liabilities relate to the acquired German operations which did not receive a step-up in basis for tax purposes.  Because the U.S. operations were treated as an asset purchase for federal income tax purposes, the net accounting and tax basis is the same.  Therefore, there are no U.S. deferred tax assets or liabilities on the opening balance sheet.

The tax effects of temporary differences that give rise to deferred tax assets (liabilities) as of June 1, 2018 are as follows:

June 1, 2018
Deferred tax assets:
Defined benefit plans, pension	$5,497
Total deferred tax assets	5,497
Deferred tax liabilities:
Inventory	(3,518)
Intangibles	(165,325)
Property, plant and equipment	(4,613)
Total deferred tax liabilities	(173,456)
Net deferred tax assets (liabilities)	$(167,959)

As of June 1, 2018 there were no uncertain tax positions recorded as part of the acquisition.  Included in “Other current liabilities” on the Statement, Woodward L’Orange recorded $2,879 of income taxes payable in Germany.

Note 7.  Commitments and contingencies

Woodward L’Orange is from time to time subject to various claims, pending or threatened litigation or other legal proceedings, investigations and/or regulatory proceedings arising in the normal course of business, including, among others, those relating to product liability claims, employment matters, worker’s compensation claims, contractual disputes, product warranty claims and alleged violations of various laws and regulations.  Woodward L’Orange accrues for known individual matters using estimates of the most likely amount of loss where it believes that it is probable the matter will result in a loss when ultimately resolved and such loss is reasonably estimable.  Woodward L’Orange is not aware of any existing matters that would have a material adverse effect on the Company’s activities as of the date of the Statement.

Note 8.  Subsequent events

Subsequent events have been evaluated through August 17, 2018, the date the  Statement was issued.